PROXY STATEMENT
                                       OF
                            MICROPAC INDUSTRIES, INC.
                             905 East Walnut Street
                              Garland, Texas 75040

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
             TO BE HELD AT 11:00 A.M., LOCAL TIME, ON MARCH 1, 2001


Dear Shareholder:

         You are invited to attend the annual meeting of Micropac shareholders to be held at the Garland Performing Arts Center, 300 North Fifth Street, Garland, Texas for the following purposes:

         o To elect four directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified;

         o To approve a stock option plan, the terms of which plan are described in this proxy statement; and

         o To transact such other business that may properly be brought before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on February 1, 2001 as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         The enclosed proxy is solicited by the Board of Directors of the Company. Further information regarding the matters to be acted upon at the Annual Meeting are contained in the attached Proxy Statement.

         The Company's Board of Directors unanimously recommends that you vote for the proposal to approve the stock option plan.

         MANAGEMENT HOPES THAT YOU WILL ATTEND THE MEETING IN PERSON, IN ANY EVENT, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO ASSURE THAT YOU ARE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN PROXIES.

                       BY ORDER OF THE BOARD OF DIRECTORS


                           JAMES K. MURPHEY, Secretary


DATED:   February 1, 2001

                            MICROPAC INDUSTRIES, INC.
                             905 EAST WALNUT STREET
                              GARLAND, TEXAS 75040

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                  March 1, 2001


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Micropac Industries, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders that will be held on March 1, 2001, at the time and place and for the purposes set forth in the foregoing notice. This Proxy Statement, the foregoing notice and the enclosed proxy are first being sent to stockholders on or about February 1, 2001.

         The Company's Annual Report to Stockholders for the fiscal year ended November 30, 2000 is enclosed.

         The Board of Directors does not intend to bring any matter before the meeting except those specifically indicated in the foregoing notice and does not know of anyone else who intends to do so. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote, or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted FOR the election as directors of the Company of the four persons named in the section captioned "Election of Directors" and FOR the approval of the stock option plan.

         Any proxy may be revoked at any time prior to its exercise by notifying the Company's Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

         Only holders of record of common stock at the close of business on February 1, 2001, are entitled to notice of and to vote at the meeting. On that date there were 3,627,151 shares of common stock outstanding, each of which is entitled to one vote in person or by proxy on all matters properly brought before the meeting. Cumulative voting of shares in the election of directors is prohibited.

         The presence, in person or by proxy, of the holders of a majority of the outstanding common stock is necessary to constitute a quorum at the meeting. In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Other matters, if any, to be voted on at the meeting require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

                                   PROPOSAL 1

                  THE ADOPTION OF THE MICROPAC INDUSTRIES, INC.
                             2001 STOCK OPTION PLAN


         On January 15, 2001, the Board of Directors adopted the Micropac Industries, Inc. 2001 Employee Stock Option Plan.

         If approved by the shareholders, the Plan will be effective January 1, 2001. The Management of the Company believes that the Plan will promote the best interest of Micropac by:

         o        helping to attract and retain employees;

         o allowing employees to participate in the Company's long term growth; and

         o assist the Company in competing with larger employers in hiring talented employees.

                           SUMMARY OF THE STOCK OPTION PLAN

Term of Plan:              Ten (10) years from January 1, 2001
                           If the Plan is approved by a majority of the Company's shareholders

Eligibility:               Employees who have substantial responsibility for the
                           management and growth of the Company as determined from time to time by the Board of Directors.

Stock Options:             The purchase  price of each share of stock covered by
                           an option granted under the Plan will not be less than the fair market value of such share on the date of the grant of the option. The vesting period and all other term and conditions of each option will be determined by the Board of Directors. The duration of any option may not exceed 10 years from the date the option is granted. After the death of an optionee, the optionee's options may be transferred pursuant to the laws of descent and distribution.

Change in Control:         The   Board   of   Directors   may   effect   various
                           alternatives  in the event of a change of  control of
                           the   Company.   These   alternatives   include   the
                           acceleration of the time when outstanding options must be exercised, the surrender of all or part of any unexercised options or the adjustment of the price or number of such unexercised options.

                           A change in control is defined in the Plan as various events, including (but not limited to) the dissolution of the Company, the sale of all or substantially all of the assets of the Company, a merger of the Company or the consummation of any other transaction which a majority of the Board of Directors determines to constitute a change in control.

Adjustments:               The Plan  provides  that the Board of  Directors  may
                           adjust the number of shares and the exercise price, in order to prevent dilution or enlargement of the rights of participants under the Plan, if it believes such adjustments would be appropriate.

                           These adjustments would be for the purpose of reflecting changes in the outstanding shares due to such events as stock splits, recapitalizations, reorganizations, share exchanges, liquidations or similar events.

Administration:            The  Plan  will  be  administered  by  the  Board  of
                           Directors.     All    decisions     concerning    the
                           interpretation   and  application  of  the  Plan  and
                           specific options are subject to the determination of the Board of Directors. The authority of the Board of Directors to administer the Plan shall include the following rights and powers:

                           (a) determine the persons to whom and the time or times at which options will be granted;

                           (b) determine the number of shares and exercise price of stock covered in each option;

                           (c)      determine   the   terms,    provisions   and
                                    conditions of each option, which need not be identical for each holder of an option;

                           (d) accelerate the time at which any outstanding option may be exercised;

                           (e) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.

         The actions of the Board in exercising all of the rights and powers described in the Plan, when performed in good faith and in its reasonable judgment, shall be final, conclusive and binding on all parties.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1.
---

                            MICROPAC INDUSTRIES, INC.

             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

         The following table shows the number and percentage of shares of the Company's common stock beneficially owned (a) by each person known by the Company to own 5% or more of the outstanding common stock, (b) by each director and nominee, and (c) by all present officers and directors as a group.

         Name and Address                   Number of Shares        Percent
         of Beneficial Owner                Beneficially Owned      of Class (1)
         -------------------                ------------------      --------

         Heinz-Werner Hempel (2) (3)             1,952,577            53.8%
         Hanseatische Waren-Gesellschaft
         MBH & Col, KG
         Am Wall 127
         28195 Bremen 1 Germany

         Nicholas Nadolsky (3)                   1,048,836            28.9%
         1322 Briar Hollow
         Garland, Texas 75043

         H. Kent Hearn (3)                           3,500         Less than .1%
         1409 Briar Hollow
         Garland, Texas 75043

         James K. Murphey (3)                       - 0 -               -
         2200 One Galleria Tower
         13355 Noel Road, LB 48
         Dallas, Texas 75240

         All officers and directors              3,010,913            83.0%
         as a group (5 persons)

----------------
         1        Calculated on the basis of the 3,627,151  outstanding  shares.
                  There are no options, warrants, or convertible securities outstanding.

         2 The Company and Mr. Heinz-Warner Hempel are parties to an Ancillary Agreement entered into in March 1987. The Ancillary Agreement primarily obligates the Company to register Mr. Hempel's stock and allows Mr. Hempel to participate in any sale of stock by the Company.

         3 A director of the Company. Each incumbent director has been nominated for reelection at the Annual Meeting.

         On January 10, 2001, the Board of Directors approved the payment of a $0.10 per share dividend to the shareholders of record on February 1, 2001. It is anticipated that this dividend will be paid on or about February 21, 2001.

         On January 15, 2001, the Board of Directors, with Mr. Nadolsky abstaining, approved an offer for the Company to purchase 500,000 shares of Mr. Nadolsky's common stock at a cash purchase price of $2.50 per share for a total price of $1,250,000. Mr. Nadolsky accepted this offer by the Company and agreed to sell 500,000 of his shares on February 5, 2001 for $1,250,000. The Company anticipates that such 500,000 shares will be utilized for the 2001 Micropac Stock Option Plan described in Proposal 1 if the Plan is approved by the stockholders.

                              ELECTION OF DIRECTORS


         The Board of Directors has determined that the Board should be limited to four directors and four directors are to be elected at the Meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. Proxies solicited hereby will be voted FOR the election of the four nominees named below unless authority is withheld by the stockholder. Messrs. Nadolsky, Hearn, Hempel and Murphey are currently directors of the Company.

                                          Position(s) With
Name                       Age              the Company           Director Since
----                       ---        -----------------------     --------------

Nicholas Nadolsky           67        Chairman of the Board         March 1974
                                      Chief Executive Officer
                                      and a Director

H. Kent Hearn               65        Director                     February 1983

Heinz-Werner Hempel         72        Director                     February 1997

James K. Murphey            58        Director                      March 1990



         Mr. Nadolsky has served as President and Chief Executive Officer of the Company for more than twenty-seven (27) years.

         Mr. Hearn is currently employed as a stockbroker by Milkie/Ferguson Investments, Inc. Mr. Hearn was formerly employed by Harris Securities, Dallas, Texas.

         Mr.   Hempel   is  the  Chief   Operating   Officer   of   Hanseatische
Waren-Gesellschaft MBH & Co, KG, Bremen Germany.

         Mr. Murphey is an attorney and member of the law firm of Glast, Phillips & Murray, P.C. in Dallas, Texas. Prior to 2000, Mr. Murphey was a member of the law firm of Secore & Waller, L.L.P. in Dallas, Texas.

         The Board of Directors held four (4) meetings during the year ended November 2000. Directors receive a fee of $500.00 for each meeting. Mr. Nadolsky received fees of $2,000 in 2000, which amount is included in the "Other Compensations" column. All of the Directors other than Mr. Hempel personally attended all of the meetings. Mr. Hempel attended two of the meetings.

         The Board of Directors does not have standing audit, nominating, or compensation committee or committees performing similar functions.

                    MANAGEMENT REMUNERATION AND TRANSACTIONS

Remuneration
------------

         The following table shows as of November 30, 2000, all cash compensation paid to, or accrued and vested for the account of Mr. Nicholas Nadolsky, Chairman of the Board and Chief Executive Officer and Ms. Connie Wood, President.

                                 Annual Compensation
                                 -------------------

Name and                               Annual               Other     All Other
Principal Position         Year        Salary      Bonus    Comp.   Compensation
------------------         ----        ------      -----    -----   ------------

Nicholas Nadolsky,         2000     $325,651.30     -0-    $2,000   $ 20,823.34
Chairman of the Board      1999     $316,571.38     -0-    $2,000   $729,086.12
and Chief Executive        1998     $312,026.00     -0-    $2,000   $ 14,134.00
Officer (1)

Connie Wood,               2000     $134,903.80     -0-             $ 12,839.70
President                  1999     $125,192.27     -0-             $ 10,768.82
                           1998     $113,653.00     -0-             $  9,261.64

--------------------------------------------------------------------------------

(1) Mr. Nadolsky has been employed as the Chairman of the Board and Chief Executive Officer since May 1974 pursuant to employment agreements which have been periodically amended and renewed. The present employment agreement was renewed effective March 1, 1999 and provides that if the Company elects to terminate the employment agreement prior to March 1, 2004, for reasons other than Mr. Nadolsky's inability or unwillingness to perform his obligations, the Company is obligated to pay Mr. Nadolsky his salary for eighteen (18) months after the date of termination.

Benefit Plans
-------------

         The Company maintains a Family Medical Reimbursement Plan for the benefit of its executive officers and their dependents. The Plan is funded through a group insurance policy issued by an independent carrier and provides for reimbursement of 100% of all bona fide medical and dental expenses that are not covered by other medical insurance plans. During the fiscal year ended November 30, 2000, Mr. Nadolsky received reimbursements of $7,058.34 and Ms. Wood received $4,964.70, which amounts are included in the "All Other Compensation" columns shown in the preceding remuneration table.

         In July 1984, the Company  adopted a Salary  Reduction Plan pursuant to
Section 401(k) of the Internal Revenue Code. The Plan's benefits are available to all Company employees who are at least 18 years of age and have completed at least six months of service to the Company as of the beginning of a Plan year. Plan participants may elect to defer up to 15% of their total compensation as their contributions, subject to the maximum allowed by the Internal Revenue code 401(k), and the Company matches their contributions up to a maximum of 6% of their total compensation. A participant's benefits vest to the extent of 20% after three years of eligible service and become fully vested at the end of seven years.

         During the fiscal year ended November 30, 2000, the Company made contributions to the Plan for Mr. Nadolsky in the amount of $10,500 and for Ms. Wood in the amount of $7,875.00, which amounts are included in the "All Other Compensation" column shown in the preceding remuneration table.

         Mr. Nadolsky's employment agreements have provided that Mr. Nadolsky may elect to carry over any unused vacation times to subsequent periods or elect to be paid for such unused vacation time. In 2000 Mr. Nadolsky elected to be paid for unused vacation time in the amount of $3,265.00 and the amount of such payment is included in the "All Other Compensation" column shown in the preceding remuneration table.

Interest In Certain Transactions
--------------------------------

         Since 1980, the Company has leased a 4,800 square-foot building from Mr. Nadolsky which is used primarily for manufacturing. The lease originally provided for a monthly rental of $1,900 (an amount based upon a January 1984, independent appraisal of the building's value) and was to have expired on January 1, 1987. Since 1987, the Company has extended the term of this lease from time to time. The last renewal of the lease was on July 1, 1999 for a five
(5) year period at a monthly rental rate of $2,906.20. The rental paid to Mr. Nadolsky pursuant to this lease was $35,635.65 for the fiscal year ended November 30, 2000.

         In January 2001, the Board of Directors approved the entering into an agreement under the term of which the Company would, under certain circumstances, agree to purchase Mr. Nadolsky's remaining shares of common stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen & Company has served as independent accountants since 1975 and has been responsible for the Company's financial statements for the fiscal year ended November 30, 2000.

         Management anticipates that a representative from Arthur Andersen & Co. will be present at the Annual Meeting to be given the opportunity to make a
statement  if  he  desires  to  do  so.  It  is  also   anticipated   that  such
representative will be available to respond to appropriate questions from stockholders.

                         COST OF SOLICITATION OF PROXIES

         The Company will bear the costs of the solicitation of proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and all charges to brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company.

                             STOCKHOLDERS PROPOSALS

         Any stockholder proposing to have any appropriate matter brought before the next Annual Meeting of Stockholders scheduled for February 2002, must submit such proposal in accordance with the proxy rules of the Securities and Exchange Commission. Such proposal should be sent to Mr. Dave Hendon, P. 0. Box 469017, Garland, Texas 75046, no later than November 1, 2001.